UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 20, 2005

Commission File Number 0-49659

XRG, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	58-2583457
(State or other jurisdiction of	(IRS Employer
incorporation or organization)	Identification No.)

601 Cleveland Street, Suite 820, Clearwater, Florida	33755
(Address of principal executive offices)	(Zip Code)

(727) 475-3060
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreements/Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
SIGNATURE
EXHIBITS TO FORM 8-K
Ex-99.1 Administrative Services Agreement
Ex-99.2 Larry M. Berry Employment Agreement
Ex-99.3 Second Amendment to Asset Acquisition Agmt
Ex-99.4 Kevin B. Brennan Letter of Resignation

Item 1.01 Entry into Material Definitive Agreements/Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective April 20, 2005, XRG appointed Mr. Richard S. Francis as its Chief Executive Officer. He replaces departing Chief Executive Officer, Kevin Brennan. Mr. Francis was previously the President of XRGG&A, Inc. and President of R&R Express Intermodal, Inc., both XRG wholly owned subsidiaries. Mr. Francis has over 25 years experience in the truckload carrier industry. Mr. Francis also serves as President of KDK Transport, Inc. and R&R Express, Inc. Mr. Francis holds a degree in Business Logistics from Penn State University.

Mr. Francis was appointed Issuer’s new CEO in connection with an Administrative Services Agreement by and between the Issuer, its subsidiary, XRGG&A, Inc., and R&R Express, Inc. and Mr. Francis. Pursuant to this Administrative Services Agreement, R&R Express, Inc. (“R&R”) will be responsible for certain of the daily administrative, procedural and regulatory issues related to XRG’s operations. XRG has agreed to pay R&R an administrative services fee equal to 12% of line haul revenue (excluding pass throughs) for all agents, except J. Bentley Companies, for which the service fee shall be 13%. Service fees are payable weekly.

XRG agreed to issue R&R options to acquire 100,000 shares of its common stock at a nominal exercise price of $.01 per share, subject to certain vesting provisions pursuant to the Administrative Services Agreement, XRG has agreed to pay Mr. Francis an annual salary of $150,000 per year from XRGG&A’s as compensation for serving as an officer of XRG and its subsidiaries. The salary of Mr. Francis is considered a credit against the service fee payable to R&R. XRG granted Mr. Francis options to acquire 100,000 shares of its common stock exercisable at a nominal exercise price of $.01 per share, subject to certain vesting provisions.

The Administrative Services Agreement is cancelable by either party with 60 days prior written notice. Reference is hereby made to the terms and conditions of the Administrative Services Agreement attached as an exhibit hereto, the terms of which are incorporated herein by reference.

On April 22, 2005, XRG finalized an Employment Agreement with Larry M. Berry with its wholly owned subsidiary, XRGG&A, Inc. Mr. Berry is employed as an Acquisition Specialist and reports directly to the Issuer’s Chief Executive Officer and assists in entering into agency agreements, terminal agreements, asset based acquisitions and other similar agreements with trucking companies. Mr. Berry is entitled to a weekly draw of $3,000. In addition, he is entitled to compensation in an amount equal to one-half (1/2) of one percent (1%) of all invoice line haul revenues attributable to agency, transfer and acquisition agreements entered into with truckload candidates directed to XRG by Mr. Berry. As of the date of this Agreement, Mr. Berry is entitled to be paid such compensation with respect to invoice line haul revenues of EFS Corp., Highbourne Corporation, Carolina Truck Connection, Inc., and Highway Transport, Inc. XRG has agreed to issue Mr. Berry options to acquire 100,000 shares of its common stock at a nominal exercise price of $.01. XRG also agreed to issue Mr. Berry shares of its common stock valued at $1.00 per share as compensation for all prior amounts owed to Mr. Berry for past compensation. Reference is hereby made to the form of the Employment Agreement by and between Mr. Berry and XRGG&A, attached as an exhibit hereto, the terms of which are incorporated herein by reference.

Effective April 1, 2005, XRG entered into the Second Amendment to Asset Acquisition Agreement with Carolina Truck Connection, Inc., Larry Puckridge and Robert Luther. XRG has agreed to issue Mr. Puckridge and Mr. Luther an additional 350,000 shares as additional consideration in connection with the original Asset Acquisition Agreement. In addition, XRG agreed to issue Mr. Puckridge 25,000 shares in consideration for past consulting services. XRG has agreed to continue servicing the debt related to the CTC equipment and is entitled to take title to such equipment which is guaranteed by Mr. Puckridge at such time as Mr., Puckridge’s guaranties are released and provided that after the annual anniversary date of this Agreement XRG shares have a market value of at least $1.60. CTC also has the right to convert the original Asset Acquisition Agreement into an Agency Agreement with the revenue split being 85% to CTC and 15% to XRG. A copy of the Second Amendment to the CTC Asset Acquisition Agreement is attached as an exhibit, the terms and conditions of which are incorporated herein by reference.

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SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 25, 2005	XRG, INC.

	By:	/s/	Richard Francis

	Print Name:		Richard Francis
	Title:		Chief Executive Officer

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EXHIBITS TO FORM 8-K

Exhibit No.	Description
1	Administrative Services Agreement between XRG, Inc., XRGG&A, Inc. and R&R Express, Inc. and Richard Francis

2	Employment Agreement by and between XRGG&A, Inc. and Larry M. Berry

3	Second Amendment to Asset Acquisition Agreement by and among XRG, Inc. and Carolina Truck Connection, Inc., Larry Puckridge, Robert Luther

4	Letter of Resignation from Kevin B. Brennan, as Chief Executive Officer and Member of Board of Directors

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